UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2014

ASTRONICS CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-7087	16-0959303
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Commerce Way East Aurora, New York	14052
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 805-1599

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The disclosure set forth in Item 2.03 below is incorporated in this Item 1.01 by reference

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Astronics Corporation (the “Company”) modified and extended its existing credit facility (the “Original Facility”) by entering into the Fourth Amended and Restated Credit Agreement (the “Agreement”) as of September 26, 2014, with HSBC Bank USA, National Association (“HSBC”), as agent and with HSBC, Bank of America, N.A. and Manufacturers and Traders Trust Company, as lenders (the “Lenders”). On the closing date, there were $180.5 million of term loans outstanding, $16 million of revolving loans outstanding and letters of credit with a face amount of $8.7 million outstanding under the Original Facility. Pursuant to the Agreement, the Original Facility was replaced with a $350 million revolving credit line with the option to increase the line by up to $150 million. The outstanding balances in the Original Facility, excluding a $10 million payment, were rolled into the Agreement on the date of entry. In addition, the maturity date of the loans under the Agreement is now September 26, 2019.

Covenants in the Agreement have been modified to where the maximum permitted leverage ratio is 3.5 to 1, subject to an increase of 4.0 to 1 for up to two fiscal quarters following the closing of an acquisition permitted under the Agreement. The Company will pay interest on the unpaid principal amount of the facility at a rate equal to one, three or six month Libor plus between 137.5 basis points and 225 basis points based upon the Company’s leverage ratio. The Company will also pay a commitment fee to the Lenders in an amount equal to between 17.5 basis points and 35 basis points on the undrawn portion of the credit facility, based upon the Company’s leverage ratio. The fixed charge coverage ratio under the Original Facility has been replaced with a minimum interest coverage ratio (EBITDA to interest expense) of 3.0 to 1 for the term of the Agreement.

As under the Original Facility, the Company’s obligations under the Agreement are required to be jointly and severally guaranteed by each domestic subsidiary of the Company other than a non-material subsidiary. The obligations are secured by a first priority lien on substantially all of the Company’s and the guarantors’ assets.

The above description does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Fourth Amended and Restated Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASTRONICS CORPORATION

Date: September 26, 2014	By:	/s/ David C. Burney
David C. Burney
Executive Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Fourth Amended and Restated Credit Agreement